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                                                                    Exhibit 23.1


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm in the headnote to the Selected Financial Data included in this Annual Report (Form 10-K) for the year ended December 31, 1999 and to the incorporation by reference in the Registration Statement (Form S-8 No. 33-34451) pertaining to the 1988 Stock Option Plan, 1989 Stock Option Plan, 1990 Stock Option Plan, and the Original Stock Plan of Amtech Corporation; the Registration Statement (Form S-8 No. 33-53010) pertaining to the Amtech Corporation 1992 Stock Option Plan; the Registration Statements (Form S-8 No. 33-65061 and Form S-8 No. 333-06507) pertaining to the Amtech Corporation 1995 Long-Term Incentive Plan; the Registration Statement (Form S-8 No. 333-06503) pertaining to the Amtech Corporation 1996 Directors' Stock Option Plan; the Registration Statement (Form S-8 No. 333-06505) pertaining to the Amtech Corporation 401(k) Plan; the Registration Statement (Form S-8 No. 333-06511) pertaining to the Amtech Corporation 1996 Employee Stock Purchase Plan; the Registration Statement (Form S-8 No. 333-90323) pertaining to the ZixIt Corporation 1999 Directors' Stock Option Plan; and the Registration Statement (Form S-8 No. 333-31294) pertaining to the AMTC Corporation Stock Option Agreement of our report dated February 29, 2000, except for the third paragraph of note 10, as to which the date is March 23, 2000, with respect to the consolidated financial statements of ZixIt Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 1999.


                                             Ernst & Young LLP

Dallas, Texas
March 24, 2000